Exhibit 10.6

Recording Requested by and

After Recording Return to:

Sally B. McMinimee, Esq.

Prince, Yeates & Geldzahler

15 West South Temple, #1700

Salt Lake City, Utah 84101

LEASE SUBORDINATION AGREEMENT

THIS LEASE SUBORDINATION AGREEMENT (“Agreement”), dated the     of November, 2017, executed by and among PCL L.L.C., of 10011 South Centennial Parkway, Suite 275, Sandy City, Utah 84070 (hereinafter called “Lender”); OVERSTOCK.COM, INC., a Delaware corporation of 799 West Coliseum Way, Midvale, Utah 84047 (hereinafter called “Tenant”), and O.COM LAND, LLC, a Utah limited liability company of 799 West Coliseum Way, Midvale, Utah 84047 (hereinafter called “Landlord”).

W I T N E S S E T H:

WHEREAS, Tenant has entered into a certain Lease with Landlord dated October 24, 2014 (hereinafter, the “Lease”), a copy of which Lease is attached hereto as Exhibit “A”, covering certain land (the “Land”) located at 799 West Coliseum Way, Midvale, Utah  84047, buildings containing office space of approximately 257,000 square feet (the “Buildings”), and a parking structure (the “Parking Structure”).  The Land, the Buildings and the Parking Structure are hereafter collectively referred to as the “Premises”, located on the real property described on Exhibit “B” attached hereto.

WHEREAS, Lender is making a loan (“Loan”) to Landlord to be secured by a Deed of Trust, Assignment of Rents, Assignment of Leases, Security Agreement and Fixture Filing of even date herewith (hereafter, “Trust Deed”) upon the Premises, including an assignment of Landlord’s interest in the Lease; and

WHEREAS, Lender requires a subordination of Tenant’s interest to its possible fee ownership of the Premises in the event of a default by the Landlord in its obligations to the Lender in the event that the Lender were to acquire title to the Premises.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) by each party in hand paid to the other, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, promise, covenant and agree as follows:

1.                                      SUBORDINATION.

A.            Subordination of Lease. The Trust Deed and any and all extensions, renewals, modifications or replacements thereof shall be and at all times remain a lien or charge on the Premises prior to and superior to the Lease or any other leasehold interests of the Tenant.  Tenant unconditionally waives, relinquishes and subordinates any priority of the Lease and Tenant’s right and interest to the Premises thereunder to the lien or charge of the Trust Deed, and any and all extensions, renewals, modifications or replacements thereof.

The Lease, all renewals, modifications, consolidations, replacements and extensions of the Lease and all estates, options, liens and charges therein contained or created thereunder are and shall be subject and subordinate to the Loan in favor of Lender, to be secured by the Trust Deed in favor of the Lender, with the same force and effect as if the Trust Deed in favor of the Lender had been executed, delivered, and duly recorded with the Salt Lake County Recorder, prior to Tenant taking possession of the Premises and prior to the execution and delivery of the Lease by Tenant and the Landlord.  The recording information of the Trust Deed to which the Lease is being subordinated is Entry Number         , recorded               , 2017 with the Salt Lake County Recorder.

B.            Reliance.  Tenant acknowledges that Lender, in extending or continuing to extend credit to Landlord, including the Loan secured by the Premises pursuant to the Trust Deed, is doing so in reliance on this Agreement.

2.                                      NO LIABILITY OF LENDER.  Lender shall not be liable to Tenant for any act or omission of any person or entity as a lessor under the Lease, nor for the return of any sums which Tenant may have paid to any other person or entity as a lessor under the Lease as security deposits, advances or otherwise.

3.                                      RENTAL PAYMENTS UPON DEFAULT.  Tenant Agrees and the Landlord directs that in the event of a default by Landlord in its loan obligation to Lender, upon written notice to the Tenant and Landlord by Express Courier at the addresses set forth above, Tenant shall, from and after one (1) day following the date the notice is sent by express courier to Landlord and Tenant, pay any and all rents required to be paid pursuant to the Lease directly to Lender at the address contained in the notice.  Tenant shall continue to make all rental payments to the Lender unless and until the Lender directs Tenant to resume making the rental payments due under the Lease to the Tenant.

4.                                      NO ADVANCE RENTAL PAYMENTS.  Tenant and Landlord agree that the Tenant shall not make any payment of rent to the Landlord in advance and that rental shall be paid to Landlord in the amount due each month on, or within five (5) days, of the due date of such rental payment.

5.                                      NO MODIFICATION OF LEASE. Tenant and Landlord agree that Tenant and Landlord will not terminate, alter, modify or amend the terms of the Lease without Lender’s prior written consent.  Tenant and Landlord further agree that Tenant and Landlord will not assign, sublet or otherwise grant possession of any portion of the Premises to any other party without the prior written consent of the Lender.

6.                                      INSURANCE PROCEEDS; EMINENT DOMAIN PROCEEDING PROCEEDS.  Tenant and Landlord agree that the proceeds of any and all insurance described in the Lease, including business interruption insurance, will be not be disbursed to any party other than the Lender without the Lender’s prior written consent.  Tenant and Landlord further agree that any and all proceeds of any eminent domain proceeding will not be disbursed without Lender’s prior written consent.

7.                                      OPTION TO PURCHASE.  If the Lease contains an Option to Purchase in favor of the Tenant, the Landlord and Tenant agree that the Tenant’s Option to Purchase shall be subordinate and junior to Lender’s Trust Deed as described in Paragraph 1 and any Tenant’s Option to Purchase may be exercised if and only if the Option Purchase Price exceeds the amount of the Loan owed by the Landlord to Lender secured by the Premises and that upon exercise of the Option to Purchase the purchase proceeds will be deposited with a title company with instructions that the lien of the Lender must be fully repaid prior to any transfer of the Premises to the Tenant.

8.                                      TENANT SOLE OWNER OF LEASEHOLD INTEREST.  Tenant hereby warrants and represents, covenants and agrees with Lender that Tenant is now the sole owner of the leasehold estate created by the Lease and shall not hereafter assign the Lease except as permitted by the terms thereof, and that notwithstanding any such assignment or any sublease, Tenant shall remain primarily liable for the observance and performance of all of its agreements under the Lease.

9.                                      BINDING EFFECT OF AGREEMENT.  This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, executors, successors and assigns.

10.                               ESTOPPEL.  Tenant acknowledges and represents that:

A.            Lease Effective.  The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, and the obligations of the Tenant thereunder are valid and binding.

B.            No Default.  As of the date hereof and to the best of Tenant’s knowledge, (i) there exists no breach of or default under the Lease, nor any condition, act or event which with the giving of notice or the passage of time, or both, would constitute such a breach or default, and (ii) there are no existing claims, defenses or offsets against the rental due or to become due under the terms of the Lease

11. MISCELLANEOUS.

A.            Further Assurances.  At the request of any party hereto, each other party shall execute, acknowledge and deliver such other documents and/or instruments as may be reasonably required by the requesting party in order to carry out the purpose of this Agreement, provided that no such document or instrument shall modify the rights and obligations of the parties set forth herein.

B.            Successors, Assigns; Governing Law.  This Agreement shall be binding upon and inure to the benefit of successors, assigns and other transferees of the parties hereto, and shall be governed by and construed in accordance with the laws of the State of Utah.

C.            Conflicts.  In the event of any inconsistency between the terms of this Agreement and the Lease, the terms of this Agreement shall control.

D.            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute and be construed as one and the same agreement.

LENDER:
PCL L.L.C., a Utah limited liability company,

By: CIRQUE PROPERTIES, INC., a Wyoming corporation, Its Manager

By:	/s/ Douglas B. Christensen
Douglas B. Christensen
Its: Vice President

TENANT:
OVERSTOCK.COM, INC., a Delaware corporation,

By:	/s/ Robert P. Hughes
Name:	Robert P. Hughes
Its:

[Signatures continue on the following page]

LANDLORD:
O.COM LAND, LLC, a Utah limited liability company,

By:	/s/ Carter Lee

Name:	Carter Lee

Its:	Manager